UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2016

AMETEK, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12981	14-1682544
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Cassatt Road, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-647-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2016, AMETEK, Inc. (the "Company") announced that, as part of its planned succession of senior leadership, effective May 5, 2016 Frank S. Hermance will transition to the role of Executive Chairman and David A. Zapico will become Chief Executive Officer. Also effective May 5, 2016, Mr. Zapico will be appointed to the Board of Directors of AMETEK as a Class I director with a term expiring in 2019. The Company’s Board of Director will now consist of nine directors, including seven independent directors.

Mr. Hermance, 67, has been Chief Executive Officer of the Company since 1999. Mr. Zapico, 51, has been Executive Vice President and Chief Operating Officer of the Company since January 1, 2013. Prior to that, Mr. Zapico was Group President – Electronic Instruments Group from 2003, after having held a variety of engineering and general management positions since joining AMETEK’s Process & Analytical Instruments Division in 1990 as a Product Engineer.

Mr. Zapico will receive a base salary of $1 million annually. His target level in the Company’s Annual Incentive Plan will increase from 80% to 100%, with a maximum payout of 200% of target. Mr. Zapico will continue to participate in the Company’s Long-Term Incentive Plan, which will consist of a combination of Non-Qualified Stock Options and Restricted Stock Awards. He will receive a one-time award of 31,450 shares of Restricted Stock and 136,370 options in connection with his appointment as Chief Executive Officer.

Mr. Hermance will receive a base salary of $1.3 million annually. His target level in the Company’s Annual Incentive Plan will remain the same. Mr. Hermance will continue to participate in the Company’s Long-Term Incentive Plan, which will consist of a combination of Non-Qualified Stock Options and Restricted Stock Awards. Mr. Hermance will receive a one-time award of 21,180 shares of Restricted Stock and 91,820 options in connection with his appointment as Executive Chairman.

There are no arrangements or understandings between Mr. Zapico and any other person pursuant to which he was appointed as a director.

The material terms of Mr. Hermance’s and Mr. Zapico’s employment with the Company shall remain unchanged except as described above. Additional information for Mr. Hermance and Mr. Zapico required by this Item 5.02 is hereby incorporated by reference from the Company’s Definitive Proxy Statement on Schedule 14A for the 2016 Annual Meeting of Stockholders, filed March 18, 2016.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

May 5, 2016	By:	/s/ William J. Burke

Name: William J. Burke
Title: Senior Vice President - Comptroller & Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Copy of press release issued by AMETEK, Inc. on May 4, 2016.